                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 May 17, 1996

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

     New Jersey                 1-1-432                   22-2429994
   ---------------            ------------              --------------
   (State or other            (Commission               (IRS Employer
   jurisdiction of            File Number)              Identification
   incorporation)                                       Number)


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: 908-389-1182


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Former name or former address, if changed from last report)
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                                      -2-


        Item 5. Other Events
                ------------

                Roberts Pharmaceutical Corporation announced that they have agreed with the Food and Drug Administration (FDA) to explore the approval of ProAmatine(TM) (midodrine) under regulations for the "Accelerated Approval of New Drugs for Serious Life-Threatening Illnesses". ProAmatine is a new cardiovascular agent for orthostatic hypotension, a low blood pressure condition for which the FDA has not previously approved any drug.

        According to the Accelerated Approval process, the FDA could approve ProAmatine based on a surrogate endpoint for orthostatic hypotension such as the clinically demonstrated ability of ProAmatine to increase blood pressure. In turn, Roberts would commit to providing the FDA with additional data on ProAmatine's efficacy in relieving specific symptoms of orthostatic hypotension.

        On March 26, 1996, Roberts announced that the FDA had requested additional information with regard to the Company's New Drug Application for ProAmatine. The FDA has reconsidered this position and has agreed to discuss Accelerated Approval which, if granted, would allow Roberts to provide such information through a post-marketing Phase IV study. The Company and the FDA have further agreed to meet as soon as possible in order to pursue expeditiously the potential Accelerated Approval for ProAmatine.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                    (Registrant)

Date:  May 20, 1996                     By:     /s/ Anthony A. Rascio
                                             -----------------------------
                                             Anthony A. Rascio
                                             Vice President